                                                                    EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT made and entered into effective as of December 5, 2001 by and between Emisphere Technologies, Inc., a Delaware corporation (the "Company") and Alan W. Dunton (the "Executive").

                  WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment and considers it essential to its best interests and the best interests of its stockholders to foster the employment of the Executive by the Company;

                  WHEREAS, the Executive desires to accept such employment and enter into such an agreement; and

                  WHEREAS, the Executive is willing to accept employment on the terms hereinafter set forth in this agreement (the "Agreement").

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree as follows:

                  1. Term of Employment. Subject to the provisions of Section 7
                     ------------------
of the Agreement, the Executive shall be employed by the Company for a period commencing on January 7, 2002 (the "Commencement Date") and ending on January 7, 2005; provided, however, that such term shall be automatically extended for
      --------  -------
additional one (1) year periods unless, no later than 60 days prior to the expiration of the initial period (or any extension thereof pursuant to this Section 1), either party hereto shall provide written notice of its or his desire not to extend the term hereof to the other party hereto (the initial period together with each one-year extension shall be referred to hereinafter as the "Employment Term").

                  2. Position.
                     --------

                  (a) The Executive shall serve as the President and Chief Operating Officer ("COO") of the Company. In such position, the Executive shall have such duties and authority as shall be determined from time to time by the Chief Executive Officer of the Company (the "CEO") and the Board of Directors of the Company (the "Board"). The Executive shall report directly to the CEO.

                  (b) During the Employment Term, the Executive shall devote substantially all of his business time and best efforts to the performance of his duties hereunder and shall not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Board. Notwithstanding the foregoing, the Executive may (i) engage in personal activities involving charitable, community, educational, religious or similar organizations, (ii) manage his personal investments and affairs to the extent that such activities are not in any manner inconsistent with or in conflict with the performance of the Executive's duties hereunder and (iii) serve as a member of the board of directors or board of advisors of any entity with the prior written consent of the Board.

                  (c) Subject to the Executive's continuing employment by the Company, the Company shall use its reasonable efforts to cause the Executive to be nominated for election and to be elected as a director of the Board, on or about the six-month anniversary of the Commencement Date (unless a later date is requested by the Executive) at a meeting of shareholders of the Company held for the election of directors to the Board. If the Executive shall be a member of the Board, the Executive shall serve in such capacity without additional compensation.

                  (d) The Executive's principal place of employment shall be at the Company's corporate offices.

               3. Compensation.
                  ------------

                  (a) Base Salary. During the Employment Term, the Company shall
                      -----------
pay the Executive a base salary (the "Base Salary") at the annual rate of $450,000 payable in regular semi-monthly installments in accordance with the Company's usual payroll practices. The Base Salary shall be increased within 30 days of each anniversary of the Commencement Date pursuant to the Company's customary payroll practices.

                  (b) Signing Bonus. The Company shall pay the Executive a
                      -------------
one-time signing bonus in the amount of $160,000, payable in two equal installments of $80,000 on the 30-day anniversary of the Effective Date and the 60-day anniversary of the Effective Date; provided, that the Executive remains employed by the Company on the day preceding such 30-day and 60-day anniversary respectively.

                  (c) Annual Bonus. For the first calendar year of the
                      ------------
Employment Term, the Company shall pay the Executive a bonus ("Bonus") of $160,000 on the first anniversary of the Commencement Date; provided, that the
                                                            --------
Executive remains employed by the Company on the day immediately preceding such first anniversary. For subsequent calendar years during the Employment Term, the Company may in the complete discretion of the Board pay a Bonus (in an amount to be determined by the Board in its sole discretion) to the Executive with respect to each such calendar year.

               4. Equity.
                  ------

                  (a) The Executive shall be eligible to participate in the Company's long term incentive compensation programs (including stock options and stock grants, if any).

                  (b) Subject to the approval of the Compensation Committee of the Board and contingent upon the Executive's execution of a stock option agreement or agreements

(as applicable) the Company shall grant to the Executive pursuant to the Company's 2000 Stock Option Plan (the "Plan"), an option to purchase 200,000 shares of the Company's Common Stock (the "Option") at the fair market value of such stock on the date of such grant (the "Grant Date"). Subject to the terms of such option agreement or agreements (as applicable), such Option shall vest and become exercisable as to 1/60th of the shares of Common Stock underlying such Option on the last day of each of the twelve months following the Grant Date up to and including the first anniversary of the Grant Date (the "First Anniversary") and as to an additional one-fifth of the shares of Common Stock underlying such Option on each of the first four anniversaries of the First Anniversary such that the Option shall be 100% vested and exercisable as of the fifth anniversary of the Grant Date. The Option shall be subject to such other terms and conditions as may be set forth in the stock option agreement or agreements evidencing the grant of such Option which shall be annexed hereto as Exhibits B and C. The Option shall to the greatest extent practical be an incentive stock option (ISO) within the meaning of Section 422 of the Code.

               5. Employee Benefits. During the Employment Term, the
                  -----------------
Executive shall be provided with benefits on the same basis as benefits are generally made available to other senior executives of the Company, including without limitation, medical, dental, and long-term disability coverage, and participation in the Company's Employee Stock Purchase Plan, and 401(k) Savings Plan. The Executive shall be entitled to accrue 25 days (5 weeks) of paid vacation per annum. The Executive shall be eligible for paid personal and holiday days in accordance with the applicable plans and policies of the Company. The terms and conditions of all such benefits shall be governed by the applicable plan or policy of the Company.

               6. Business Expenses. During the Employment Term, reasonable
                  -----------------
business expenses incurred by the Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies.

               7. Termination. Notwithstanding any other provision of the
                  -----------
Agreement:

                  (a) For Cause by the Company. The Employment Term and the
                      ------------------------
Executive's employment hereunder may be terminated by the Company for "Cause." For purposes of the Agreement, "Cause" shall mean (i) the Executive's conviction of, or entry of a pleading of guilty or nolo contendre with respect to a felony or any lesser crime involving Company property; (ii) the Executive's dishonesty towards the Company, (iii) the Executive's breach of any non-disclosure, non-solicitation or non-competition obligations owed to the Company or any of its subsidiaries, (iv) the Executive's material breach of a fiduciary duty owed to the Company or any of its subsidiaries, (v) the Executive's willful or gross neglect of his duties hereunder, (vi) the Executive's material failure to comply with applicable laws with respect to the execution of the Company's business operations; (vii) the Executive's theft, fraud, embezzlement, dishonesty or similar conduct which has resulted or is likely to result in material damage to the Company or any of its affiliates or subsidiaries; or (viii) the Executive's failure to follow the lawful instructions of the CEO or the Board.

                  If the Executive is terminated for Cause, he shall be entitled to receive his Base Salary through the date of termination. Upon termination of the Executive's employment pursuant to this Section 7(a), the Executive shall have no further rights to any compensation or any other benefits under the Agreement. All other benefits, if any, due the Executive following the Executive's termination of employment pursuant to this Section 7(a) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that the Executive shall not participate in any severance
--------  -------
plan, policy or program of the Company.

                  (b) Disability or Death. The Employment Term and the
                      -------------------
Executive's employment hereunder shall terminate upon his death or by the Company on account of his "Disability". For purposes of this Agreement, the term Disability shall mean the Executive's inability to perform his duties hereunder due to his mental or physical incapacity for a period of 90 consecutive days or for a period of 45 days during any consecutive 6 month period. Within 15 days following the Executive's termination of employment hereunder on account of Disability or death, the Executive or the Executive's estate (as the case may
be) shall be entitled to receive a lump sum payment equal to his Base Salary through the date which is thirty (30) days from the date of such termination. The Executive or the Executive's estate (as the case may be) shall have no further rights to any compensation or any other benefits under the Agreement; provided, that, the foregoing is not in any way intended to limit the right of the Executive or the Executive's estate (as the case may be) to exercise the vested portion of the Option in accordance with the terms of the applicable stock option agreements. All other benefits, if any, due the Executive following the Executive's termination for Disability or death shall be determined in accordance with the plans, policies and practices of the Company; provided,
                                                                  --------
however, that the Executive (or his estate, as the case may be) shall not
-------
participate in any severance plan, policy or program of the Company.

                  (c) Without Cause by the Company. The Employment Term and the
                      ----------------------------
Executive's employment hereunder may be terminated by the Company without "Cause" upon Notice of Termination (as defined in Section 7(g)) to the Executive. If the Executive's employment is terminated by the Company without "Cause" (other than by reason of Disability or death), the Executive shall receive within 15 days following such termination of employment, a lump sum payment equal to the sum of: (1) his annual Base Salary as in effect as of the date of such termination and (2) any accrued and unpaid vacation. In addition, the Company shall provide continued health coverage to the Executive and his dependents at its expense (through the payment of "COBRA" premiums on behalf of the Executive) through the earlier of: (A) twelve (12) months following such termination or (B) the date the Executive secures medical coverage comparable to or better than that which is provided by the Company on the effective date of his termination with the Company. In addition, in the event the Executive is terminated by the Company pursuant to this Section 7(c), on or after the first anniversary of the Commencement Date, he shall be entitled to receive the Bonus, if any, he would have received with respect to the calendar year in which such termination occurred had he continued in the employ of the Company through the last day of such calendar year. Upon termination of the Executive's employment by the Company without Cause pursuant to this Section 7(c), the

Executive shall have no further rights, other than those set forth in this
Section 7(c), to any compensation or any other benefits under the Agreement; provided, that, the foregoing is not in any way intended to limit the right of
--------
the Executive to exercise the vested portion of the Option in accordance with the terms of the applicable stock option agreements. All other benefits, if any, due the Executive following termination pursuant to Section 7(c) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that the Executive shall not participate in any severance
--------  -------
plan, policy or program of the Company.

                  (d) Termination following a Change of Control.
                      -----------------------------------------

                      (i) By the Executive. Upon ten (10) days written notice
                          ----------------
to the Company, the Executive may terminate the Employment Term and his employment hereunder for "Good Reason" (as defined below) upon or during the twelve (12) month period following the effective date of a "Change in Control" (as defined below) (such twelve (12) month period to be hereinafter referred to as the "Protection Period"). For purposes of the Agreement, "Good Reason" shall mean (i) a material diminution in the Executive's duties and responsibilities without the Executive's consent, (ii) a material breach by the Company of the provisions of this Agreement, including any reduction by the Company in the Executive's Base Salary or (iii) relocation of the Executive's primary place of employment to a location outside a 30-mile radius of the Company's corporate offices in Tarrytown, New York. In the event the Executive terminates his employment hereunder pursuant to this Section 7(d)(i), the Executive shall receive the payments and benefits provided by Section 7(d)(iii).

                      (ii) By the Company. In the event the Company terminates
                           --------------
the Executive (other than on account of death, Disability or for Cause), during the Protection Period the Executive shall receive the payments and benefits provided by Section 7(d)(iii) in lieu of those provided by Section 7(c) hereof.

                      (iii) Upon a termination pursuant to Section 7(d)(i) or 7(d)(ii) the Executive shall be entitled to receive in a lump sum payment equal to the sum of: (1) if not theretofore paid, the Executive's Base Salary through the date of termination and (2) his annual Base Salary (as in effect immediately prior to the effective date of the Change in Control). In addition, the Company shall provide continued health coverage to the Executive and his dependents at its expense (through the payment of "COBRA" premiums on behalf of the Executive) through the earlier of: (A) twelve (12) months following such termination or (B) the date the Executive secures medical coverage comparable to or better than that which is provided by the Company on the effective date of his termination with the Company. In addition, in the event the Executive's employment is terminated pursuant to this Section 7(d), on or after the first anniversary of the Commencement Date, he shall be entitled to receive the Bonus, if any, he would have received with respect to the calendar year in which such termination occurred had he continued in the employ of the Company through the last day of such calendar year. All other benefits, if any, due the Executive following termination pursuant to this Section 7(d) shall be determined in accordance with the plans, policies and practices of the Company; provided,
                                                  --------
however, that the Executive shall not participate in any severance plan, policy
-------
or program of the Company.

                  (e) Termination by the Executive (other than for Good Reason,
                      ---------------------------------------------------------
death or Disability). The Employment Term and the Executive's employment
--------------------
hereunder may be terminated by the Executive for any reason other than Good Reason upon thirty (30) days' prior written notice to the Company. Upon a termination by the Executive pursuant to this Section 7(e) the Executive shall be entitled to his Base Salary through the date of such termination. Upon termination of the Executive pursuant to this Section 7(e), the Executive shall have no further rights, other than those set forth in this Section 7(e), to any compensation or any other benefits under the Agreement; provided, that the
                                                        --------
foregoing is not in any way intended to limit the right of the Executive to exercise the vested portion of the Option in accordance with the terms of the applicable stock option agreements. All other benefits, if any, due the Executive following termination pursuant to this Section 7(e) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that the Executive shall not participate in any severance
--------  -------
plan, policy or program of the Company.

                  (f) For purposes of the Agreement, a "Change in Control" shall be deemed to have occurred if:

                      (i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the Company's stockholders immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the Company's common stock) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 60% or more of the combined voting power of the Company's or such subsidiary's then outstanding securities;

                      (ii) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary") with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 60% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

                      (iii) The sale of all or substantially all of the assets of the Company, or dissolution or liquidation of the Company.

                      (iv) For purposes of the definition of Change in Control:

                           (1) The term "Beneficial Owner" shall have the
meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

                           (2) The term "Exchange Act" means the Securities
Exchange Act of 1934, as amended from time to time, or any successor act thereto.

                           (3) The term "Person" shall have the meaning
ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

                  (g) Notice of Termination. Any purported termination of
                      ---------------------
employment by the Company shall be communicated by written Notice of Termination to the Executive hereto in accordance with Section 12(h) hereof. For purposes of the Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in the Agreement relied upon.

                  (h) The Executive agrees as a condition to receipt of the termination payments and benefits provided for in this Section 7, that he will execute a release agreement, in a form reasonably satisfactory to the Company, releasing any and all claims arising out of his employment other than the enforcement of this Agreement and the Executive's right under the Company's employee benefit plans and programs to which he is entitled under this Agreement.

               8. Non-Competition. The Executive recognizes and acknowledges
                  ---------------
that the services to be performed by him hereunder are special, unique and extraordinary and the Executive further acknowledges and recognizes the highly competitive nature of the business of the Company. Executive understands that the provisions of this Section 8 may limit Executive's ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company, (ii) such provisions contain reasonable limitations as to time and scope of activity to be restrained, (iii) such provisions are not harmful to the general public, (iv) such provisions are not unduly burdensome to the Executive, and (v) the consideration provided hereunder is sufficient to compensate the Executive for the restrictions contained in such provisions. In consideration thereof and in light of Executive's education, skills and liabilities, the Executive agrees that he will not assert in any forum that such provisions prevent the Executive from earning a living or otherwise are void or unenforceable or should be held unenforceable. Accordingly, the Executive hereby agrees that during the Employment Term and for a period of one year thereafter (the "Restriction Period), the Executive shall not engage in "Competition" with the Company or any subsidiary. "Competition" shall mean engaging in any activity, for a Competitor of the Company or any subsidiary, whether as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company) or otherwise. A "Competitor" shall mean any corporation or other entity that competes directly or indirectly with the "Business" (as defined below) conducted by the Company, within a 100-mile radius. If the Executive commences employment or becomes a consultant, principal, agent, officer, director, partner, or shareholder of any entity that is not a Competitor at the time the Executive initially becomes employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity, future activities of such entity shall not result in a violation of this provision unless (x) such activities were contemplated by the Executive at the time the Executive initially became employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity or (y) the Executive commences directly or indirectly overseeing or managing the activities of an entity which becomes a Competitor during the Restriction Period, which activities are competitive with the activities of the Company or any subsidiary. The term "Business" means (i) the research, development, manufacture and sale of products for the delivery, by means other than injection, of active agents or drugs whose characteristics, including, but not limited to size, structure or charge, prohibit or impede absorption when taken by a non-injectible route and any related products and services, and (ii) any other business that the Company may engage in, or be actively planning to engage in, on the date of termination of the Executive's employment.

               9. Confidentiality; Cooperation with Regard to Litigation.
                  ------------------------------------------------------

                  (a) During the Employment Term and thereafter, the Executive shall not, without the Company's prior written consent, disclose to anyone or make use of any "Confidential Information" except in the performance of his duties hereunder or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that the Executive is so ordered, he shall give prompt written notice to the Company to allow the Company the opportunity to object to or otherwise resist such order.

                  (b) "Confidential Information" shall mean all information concerning the business of the Company or any subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. Excluded from the definition of Confidential Information is information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by Executive or
(ii) regarding the Company's business or industry properly acquired by Executive in the course of his career as an executive in the Company's industry and independent of Executive's employment by the Company. For this purpose, information known or available generally within the trade or industry of the Company or any subsidiary shall be deemed to be known or available to the public.

                  (c) The Executive agrees to cooperate with the Company, during the Employment Term and thereafter, by making himself reasonably available to testify on behalf of the Company or any subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary as reasonably requested.

              10. Nondisparagement. The Executive agrees that, during the
                  ----------------
Employment Term and thereafter he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any subsidiary or their respective officers, directors, employees, advisors, businesses or reputations. The Company agrees that, during the Employment Term and thereafter the Company will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action that may directly or indirectly, disparage Executive or his business or reputation. Notwithstanding the foregoing, nothing in this Agreement shall preclude either Executive or the Company from making truthful statements or disclosures that is required by applicable law, regulation or legal process.

              11. Specific Performance. The Executive acknowledges and
                  --------------------
agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 8, 9 and 10 would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

              12. Miscellaneous.
                  -------------

                  (a) Acceptance. The Executive hereby represents that his
                      ----------
performance and execution of the Agreement does not and will not constitute a breach of any agreement or arrangement to which he is a party or is otherwise bound, including, without limitation, any noncompetition or employment agreement.

                  (b) Governing Law. The Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York without regard to conflict of law provisions.

                  (c) Entire Agreement/Amendments. The Agreement contains the
                      ---------------------------
entire understanding of the parties with respect to the employment of the Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. The Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                  (d) No Waiver. The failure of a party to insist upon strict
                      ---------
adherence to any term of the Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement.

                  (e) Severability. In the event that any one or more of the
                      ------------
provisions of the Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of the Agreement shall not be affected thereby.

                  (f) Assignment. The Agreement shall not be assignable by the
                      ----------
Executive. The Agreement may be assigned by the Company to a company that is a successor in interest to substantially all of the business operations of the Company. Such assignment shall become effective when the Company notifies the Executive of such assignment or at such later date as may be specified in such notice.

                  (g) Successors; Binding Agreement. The Agreement shall inure
                      -----------------------------
to the benefit of and be binding upon the Company's and the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

                  (h) Notice. All notices and other communications hereunder
                      ------
shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                           If to the Executive:

                                           Alan W. Dunton, MD
                                           21 Hun Road
                                           Princeton, NJ  08540

                                           If to the Company:

                                           Emisphere Technologies, Inc.
                                           765 Old Saw Mill River Road
                                           Tarrytown, New York 10591
                                           Attn: Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                  (i) Withholding Taxes. The Company may withhold from any
                      -----------------
amounts payable under the Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                  (j) Counterparts. The Agreement may be signed in counterparts,
                      ------------
each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                [Remainder of the Page Left Intentionally Blank]

                  IN WITNESS WHEREOF, the parties hereto have duly executed the Agreement as of the day and year first above written.

                          EXECUTIVE

                          /s/ Alan W. Dunton   December 5, 2001
                          -------------------------------------
                          Alan W. Dunton, M.D.

                          EMISPHERE TECHNOLOGIES, INC.

                          By: /s/ Michael M. Goldberg
                              ---------------------------------
                               Name:  Michael M. Goldberg, M.D.
                               Title: Chief Executive Officer

                               Option Agreements
                               -----------------

                                    Exhibit B

                                 NQSO Agreement

                                    Exhibit C
                                  ISO Agreement